Exhibit 99.1

	CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations:
Melissa Myron
Press: Evan Goetz/Melissa Merrill
Financial Dynamics
FOR IMMEDIATE RELEASE		212-850-5600

Jarden Reports Record Second Quarter Net Sales and non-GAAP Net Income

RYE, N.Y., July 27, 2006 — Jarden Corporation (NYSE: JAH) today reported its financial results for the quarter and six months ended June 30, 2006.

For the quarter ended June 30, 2006, net sales increased 28% to $962 million compared to $754 million for the same period in the previous year. Net income was $13.3 million, or $0.20 per diluted share, for the quarter ended June 30, 2006, compared to $5.7 million, or $0.12 per diluted share, in the second quarter of 2005. On a non-GAAP basis, net income as adjusted was $39.3 million, or $0.60 per diluted share, for the quarter ended June 30, 2006, compared to $36.5 million, or $0.58 per diluted share, in the second quarter of 2005. Please see the schedule accompanying this release for the reconciliation of GAAP to non-GAAP net income and diluted earnings per share. Current year amounts include the results of operations from the American Household and Holmes Group businesses, which were acquired in January 2005 and July 2005, respectively.

For the six months ended June 30, 2006, net sales increased 37% to $1,754 million compared to $1,276 million for the same period in the prior year. Net income was $19 million, or $0.29 per diluted share for the six months ended June 30, 2006, compared to a net loss of $14.4 million or $(0.33) per diluted share for the six months ended June 30, 2005. On a non-GAAP basis, net income as adjusted was $55.1 million, or $0.84 per diluted share for the six months ended June 30, 2006, compared to $52.3 million, or $0.83 per diluted share for the six months ended June 30, 2005.

Martin E. Franklin, Chairman and Chief Executive Officer, commented, “Our solid first quarter momentum continued into the second quarter as demonstrated by the record financial results reported today. Our strategy of building a market leading, diversified consumer products company based on our people, products and brands continues to gain real traction. Our strong organic topline growth demonstrates the demand for our products by consumers. We attribute this growth to solid market share gains in a number of our product lines and our ability to secure revenue growth by way of pass through pricing in other product lines. Despite questions about the economy and consumers, we believe that the more time consumers spend at home the better it is for Jarden. Additionally, with integration challenges largely behind us, we are meeting our objective of proving that being a market leader with brands and scale can produce superior results.”

Mr. Franklin continued, “Our Outdoor Solutions segment exhibited strong sales in the first half and is well positioned to present its most meaningful new product portfolio in the company’s recent history in 2007. The healthy momentum in all of our segments, despite continued pressure on supply chain costs, continued through the second quarter. This momentum positions us well for the back half of the year and on track to achieve our long-term financial goals.”

The Company will be holding a conference call at 9:45 a.m. (EDT) today, July 27, 2006, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until August 10, 2006.

Jarden Corporation is a leading provider of niche consumer products used in and around the home. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball(R), Bee(R), Bicycle(R), Crawford(R), Diamond(R), First Alert(R), Forster(R), Hoyle(R), Kerr(R), Lehigh(R), Leslie-Locke(R) and Loew-Cornell(R); Consumer Solutions: Bionaire(R), Crock-Pot(R), FoodSaver(R), Harmony(R), Health o meter(R), Holmes(R), Mr. Coffee(R), Oster(R), Patton(R), Rival(R), Seal-a-Meal(R), Sunbeam(R), VillaWare(R) and White Mountain(TM); and Outdoor Solutions: Campingaz(R) and Coleman(R). Headquartered in Rye, N.Y., Jarden has over 17,500 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for Jarden’s markets and the demand for its products, earnings per share, future cash flows from operations, future revenues and margin requirement and expansion, achievement of financial goals, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Three month periods ended
	June 30, 2006			June 30, 2005
	As Reported (GAAP)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)	As Reported (GAAP) (2)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)
Net sales	$962.0	$—	$962.0	$754.4	$—	$754.4

Cost of sales	729.9	—	729.9	557.9	—	557.9

Gross profit	232.1	—	232.1	196.5	—	196.5
General and administrative expenses	147.1	(5.2)	141.9	118.6	—	118.6
Reorganization and acquisition-related integration costs, net	5.6	(5.6)	—	5.9	(5.9)	—

Operating earnings	79.4	10.8	90.2	72.0	5.9	77.9
Interest expense, net	28.3	—	28.3	19.1	—	19.1

Income before taxes	51.1	10.8	61.9	52.9	5.9	58.8
Income tax provision	37.8	(15.2)	22.6	20.1	2.2	22.3

Net income	$13.3	$26.0	$39.3	$32.8	$3.7	$36.5

Paid in-kind dividends on Series B and C preferred stock	—	—	—	(2.8)	2.8	—
Charges from beneficial conversions of Series C preferred stock	—	—	—	(22.4)	22.4	—

Income allocable to common stockholders	13.3	26.0	39.3	7.6	28.9	36.5

Less: income allocable to preferred stockholders	—	—	—	(1.9)	1.9	—

Income allocable to common stockholders	$13.3	$26.0	$39.3	$5.7	$30.8	$36.5

Earnings per share:
Basic	$0.21		$0.61	$0.13
Diluted	$0.20		$0.60	$0.12		$0.58
Weighted average shares outstanding :
Basic	64.5	—	64.5	44.0	—
Diluted	65.5	—	65.5	45.8	17.5	63.3

Reconciliation of diluted weighted-average shares outstanding (as adjusted):
Diluted weighted average shares outstanding (above)						45.8
Addback: Conversion of Series B preferred stock and accrued dividends thereon into common stock as if converted at the beginning of the period						14.4
Addback: Conversion of Series C preferred stock and accrued dividends thereon into common stock as if converted at the beginning of the period						1.1
Addback: Estimated dilutive effect of restricted shares issued during the period as if issued at the beginning of the period.						2.0

Diluted weighted average shares outstanding (as adjusted)						63.3

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Six month periods ended
	June 30, 2006			June 30, 2005
	As Reported (GAAP)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)	As Reported (GAAP) (2)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)
Net sales	$1,753.7	$—	$1,753.7	$1,275.7	$—	$1,275.7

Cost of sales	1,335.9	(0.3)	1,335.6	958.3	(16.4)	941.9

Gross profit	417.8	0.3	418.1	317.4	16.4	333.8
General and administrative expenses	288.9	(11.5)	277.4	215.5	—	215.5
Reorganization and acquisition-related integration costs, net	15.0	(15.0)	—	8.8	(8.8)	—

Operating earnings	113.9	26.8	140.7	93.1	25.2	118.3
Interest expense, net	53.9	—	53.9	34.1	—	34.1
Loss on early extinguishment of debt	—	—	—	6.1	(6.1)	—

Income before taxes	60.0	26.8	86.8	52.9	31.3	84.2
Income tax provision	41.0	(9.3)	31.7	20.1	11.8	31.9

Net income	$19.0	$36.1	$55.1	$32.8	$19.5	$52.3

Paid in-kind dividends on Series B and C preferred stock	—	—	—	(8.3)	8.3	—
Charges from beneficial conversions of Series C preferred stock	—	—	—	(38.9)	38.9	—

Income allocable to common stockholders	$19.0	$36.1	$55.1	$(14.4)	$66.7	$52.3

Earnings (loss) per share:
Basic	$0.29		$0.85	$(0.33)
Diluted	$0.29		$0.84	$(0.33)		$0.83
Weighted average shares outstanding :
Basic	65.1	—	65.1	43.6	—
Diluted	66.0	—	66.0	43.6	19.6	63.2

Reconciliation of diluted weighted-average shares outstanding (as adjusted):
Diluted weighted average shares outstanding (above)						43.6
Additional shares assuming conversion of stock options and inclusion of unvested restricted stock						1.8
Addback: Conversion of Series B preferred stock and accrued dividends thereon into common stock						14.4
Addback: Conversion of Series C preferred stock and accrued dividends thereon into common stock						1.3
Addback: Estimated dilutive effect of restricted shares issued at the beginning of the period						2.1

Diluted weighted average shares outstanding (as adjusted)						63.2

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	Unaudited June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$65.3	$237.1
Accounts receivable, net	560.1	523.2
Inventories	689.0	566.3
Deferred taxes on income	84.7	84.7
Prepaid expenses and other current assets	42.2	53.1

Total current assets	1,441.3	1,464.4

Property, plant and equipment, net	321.5	320.6
Goodwill	1,315.7	1,263.2
Other intangible assets, net	434.5	431.2
Other assets	60.5	45.2

Total assets	3,573.5	3,524.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	105.5	86.3
Accounts payable	292.8	260.2
Accrued salaries, wages and employee benefits	84.4	107.9
Taxes on income	9.9	15.4
Deferred consideration for acquisitions	4.8	11.6
Other current liabilities	251.7	233.1

Total current liabilities	749.1	714.5

Non-current liabilities:
Long-term debt	1,445.8	1,455.1
Deferred taxes on income	135.8	123.9
Other non-current liabilities	236.8	227.3

Total non-current liabilities	1,818.4	1,806.3

Total liabilities	2,567.5	2,520.8

Stockholders’ equity:
Common stock	0.7	0.7
Additional paid-in capital	874.1	877.3
Retained earnings	174.3	155.3
Other comprehensive income (loss)	15.9	(4.0)
Treasury stock	(59.0)	(25.5)

Total stockholder’s equity	1,006.0	1,003.8

Total liabilities and stockholders’ equity	$3,573.5	$3,524.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Cash flows from operating activities:
Net income	$13.3	$32.8	$19.0	$32.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15.1	13.3	30.9	25.4
Other non-cash items	34.6	15.5	41.9	21.4
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(41.6)	(43.3)	(14.9)	(90.8)
Inventory	(28.7)	(11.4)	(118.7)	(38.4)
Accounts payable	7.5	3.3	29.5	31.9
Other current assets and liabilities	7.2	12.1	(51.2)	(44.6)

Net cash provided by (used in) operating activities	7.4	22.3	(63.5)	(62.3)

Cash flows from financing activities:
Proceeds from revolving credit borrowings	88.6	9.2	183.6	63.7
Payments on revolving credit borrowings	(9.3)	(40.7)	(104.3)	(51.3)
Proceeds from issuance of senior debt	—	100.0	—	950.0
Payments on senior debt	(30.6)	(1.7)	(60.0)	(307.4)
Borrowings/(repayments) under foreign lines of credit, net	(13.3)	—	7.2	—
Proceeds from issuance of stock, net of transaction fees	1.1	—	3.5	350.4
Repurchase of common stock into treasury	—	—	(50.0)	—
Debt issuance costs	(0.2)	(0.1)	(2.2)	(17.6)
Other	(0.2)	0.6	(0.9)	1.6

Net cash provided by (used in) financing activities	36.1	67.3	(23.1)	989.4

Cash flows from investing activities:
Additions to property, plant and equipment	(19.0)	(13.8)	(31.2)	(24.7)
Acquisition of businesses, net of cash acquired	(41.7)	(12.5)	(54.0)	(818.1)
Other	(0.3)	(1.1)	(0.2)	(1.1)

Net cash used in investing activities	(61.0)	(27.4)	(85.4)	(843.9)

Effect of exchange rate changes on cash and cash equivalents	0.1	—	0.2	—

Net (decrease) increase in cash and cash equivalents	(17.4)	62.2	(171.8)	83.2
Cash and cash equivalents at beginning of period	82.7	41.7	237.1	20.7

Cash and cash equivalents at end of period	$65.3	$103.9	$65.3	$103.9

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING INCOME BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2006
Sales	$206.5	$359.5	$331.9	$81.0	$(16.9)	$962.0	$—	$962.0

Adjusted segment earnings (loss)	$34.9	$30.6	$47.9	$9.7	$—	$123.1	$(17.8)	$105.3

Adjustments to reconcile to reported operating earnings(loss):
Reorganization costs and acquisition-related integration costs, net	(1.0)	(4.6)	0.4	—	—	(5.2)	(0.4)	(5.6)
Other integration-related costs	—	(0.9)	—	—	—	(0.9)	—	(0.9)
Stock-based compensation	—	—	—	—	—	—	(4.3)	(4.3)
Depreciation and amortization	(2.9)	(5.4)	(4.2)	(2.3)	—	(14.8)	(0.3)	(15.1)

Operating earnings (loss)	$31.0	$19.7	$44.1	$7.4	—	$102.2	$(22.8)	$79.4

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
(Reclassified)
Three months ended June 30, 2005
Sales	$193.8	$217.5	$298.6	$63.4	$(18.9)	$754.4	$—	$754.4

Adjusted segment earnings (loss)	$28.6	$14.6	$45.5	$9.0	$—	$97.7	$(6.5)	$91.2

Adjustments to reconcile to reported operating earnings(loss):
Reorganization costs and acquisition-related integration costs, net	(1.3)	(3.6)	(0.4)	—	—	(5.3)	(0.6)	(5.9)
Depreciation and amortization	(2.4)	(4.1)	(4.4)	(2.3)	—	(13.2)	(0.1)	(13.3)

Operating earnings (loss)	$24.9	$6.9	$40.7	$6.7	—	$79.2	$(7.2)	$72.0

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2006
Sales	$361.3	$711.0	$560.0	$156.1	$(34.7)	$1,753.7	$—	$1,753.7

Adjusted segment earnings (loss)	$52.5	$59.8	$69.2	$19.4	$—	$200.9	$(29.3)	$171.6

Adjustments to reconcile to reported operating earnings(loss):
Reorganization costs and acquisition-related integration costs, net	(4.3)	(9.7)	(0.3)	—	—	(14.3)	(0.7)	(15.0)
Inventory write-off	—	—	(0.3)	—	—	(0.3)	—	(0.3)
Other integration-related costs	—	(1.8)	—	—	—	(1.8)	—	(1.8)
Stock-based compensation	—	—	—	—	—	—	(9.7)	(9.7)
Depreciation and amortization	(5.6)	(11.6)	(8.4)	(4.7)	—	(30.3)	(0.6)	(30.9)

Operating earnings (loss)	$42.6	$36.7	$60.2	$14.7	—	$154.2	$(40.3)	$113.9

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
(Reclassified)
Six months ended June 30, 2005
Sales	$329.2	$384.6	$481.5	$115.1	$(34.7)	$1,275.7	$—	$1,275.7

Adjusted segment earnings (loss)	$46.3	$27.2	$69.4	$15.2	$—	$158.1	$(14.4)	$143.7

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	(0.2)	—	—	—	—	(0.2)	(16.2)	(16.4)
Reorganization costs and acquisition-related integration costs, net	(1.3)	(4.2)	(0.8)	—	—	(6.3)	(2.5)	(8.8)
Depreciation and amortization	(5.1)	(7.1)	(8.5)	(4.6)	—	(25.3)	(0.1)	(25.4)

Operating earnings (loss)	$39.7	$15.9	$60.1	$10.6	—	$126.3	$(33.2)	$93.1

(a)	The First Alert business was transferred to the Branded Consumables segment effective January 1, 2006 and was previously reported in the Consumer Solutions segment. All prior periods have been restated to reflect it in the Branded Consumables segment.
(b)	Jarden Consumer Solutions segment consists of the consumer solutions business acquired as part of the acquisition of American Household, Inc. (the “AHI Acquisition”) effective January 24, 2005, the consumer solutions business acquired with the acquisition of The Holmes Group (the “THG Acquisition”) effective July 18, 2005 and the FoodSaver® and Villaware® businesses.
(c)	Formerly referred to as the “Other” segment.
(d)	Intersegment sales are recorded at cost plus an agreed upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “as reported” results to arrive at the “as adjusted” results for the three and six month periods ended June 30, 2006 and 2005. For the three months ended June 30, 2006 adjustments to net income consist of $5.6 million of reorganization and acquisition-related integration costs, $4.3 million of non-cash compensation costs primarily related to the expensing of restricted shares and stock options of Company common stock issued to employees and $0.9 million of certain duplicative costs associated with the ongoing integration activities. The tax provision adjustment of $15.2 million for the three months ended June 30, 2006, reflects the elimination of a one time tax charge recorded in association with the legal reorganization of the domestic Consumer Solutions businesses and the normalization of the as adjusted results to the Company’s 36.5% effective rate.

For the three months ended June 30, 2005, adjustments to net income consist of $5.9 million of reorganization and acquisition-related integration costs.

For the six months ended June 30, 2006, adjustments to net income consist of $15 million related to reorganization and acquisition-related integration costs and $9.7 million of non-cash compensation costs primarily related to the expensing of restricted shares and stock options of Company common stock issued to employees, $1.8 million of certain duplicative administrative costs associated with the ongoing integration activities, and $0.3 million of inventory write-offs related to integration activities. Also, included in the adjustments to net income for the six months ended June 30, 2006 is the tax provision adjustment of $9.3 million which reflects the elimination of a one time tax cost associated with the legal reorganization of the Consumer Solutions business and the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

For the six months ended June 30, 2005, adjustments to net income consist of purchase accounting adjustments for $16.4 million of manufacturer’s profit in inventory charged to cost of sales during the first quarter, $8.8 million of reorganization and acquisition-related integration costs, $6.1 million of loss on early extinguishment of debt and $47.2 million related to the beneficial conversion of Series B and C preferred stock. Adjustments to the weighted average shares outstanding consist of Series B and Series C preferred stock common stock equivalents or an if-converted basis as well as restricted shares for executive officers to be issued upon shareholder approval of an amendment to the stock compensation plan.

Note 2: Certain reclassifications have been made in the Company’s financial statements of the prior year to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Note 3: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a Company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. These measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. Additionally, the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting, reorganization and acquisition-related integration costs, non-cash compensation costs and loss on early extinguishment of debt.